Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information

Overview

On April 14, 2022, TherapeuticsMD, Inc., a Nevada corporation (the “Company”), pursuant to a stock purchase agreement (the “Purchase Agreement”), dated as of March 6, 2022, with GoodRx, Inc. (“GoodRx”), a Delaware corporation and previously a wholly-owned subsidiary of GoodRx Holdings, Inc., completed the divestiture of vitaCare Prescription Services, Inc., a Florida corporation and wholly-owned subsidiary of the Company (“vitaCare”), with the sale of all of the issued and outstanding capital stock of vitaCare to GoodRx. The transactions contemplated by the Purchase Agreement are referred to herein as the “Divestiture.” The purchase consideration was comprised of a cash payment of $150.0 million paid at closing, subject to certain escrow, minimum net working capital, and other adjustments. The Company received estimated proceeds of $129.4 million at closing, net of estimated transaction expenses of $8.3 million, certain escrow amounts of $11.25 million and working capital adjustments. The Company used $120.0 million of the net proceeds to repay part of the Company’s borrowings under that certain Financing Agreement, dated as of April 24, 2019, as amended, with Sixth Street Specialty Lending, Inc., as administrative agent, the various lenders from time to time party thereto (the “Lenders”), and certain of the Company’s subsidiaries party thereto from time to time as guarantors (the “Financing Agreement”). The Company remains eligible to receive an additional $7.0 million in cash consideration for the Divestiture contingent on vitaCare’s financial performance through 2023 in accordance with the terms of the Purchase Agreement.

The Divestiture does not meet the criteria requiring discontinued operations presentation in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Divestiture is considered a disposition of a significant business under Item 2.01 of Form 8-K. As a result, the Company prepared the accompanying unaudited pro forma condensed consolidated financial statements included herein in accordance with Article 11 of Regulation S-X and based on historical financial information of the Company.

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the Divestiture as if it had occurred on December 31, 2021, the end of the most recent period for which a balance sheet is required. The accompanying unaudited pro forma condensed consolidated statement of operations for year ended December 31, 2021 gives effect to the Divestiture as if it had occurred on January 1, 2021.

The accompanying unaudited pro forma condensed consolidated financial information includes pro forma adjustments that are directly attributable to the Divestiture and are factually supportable. Pro forma adjustments are presented for informational purposes only and are described in the accompanying notes based on information and assumptions currently available at the time of the filing of the Current Report on Form 8-K to which the unaudited pro forma condensed consolidated financial information is included as an exhibit (the “8-K”). The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been had the Divestiture been completed on the dates indicated above. In addition, it is not necessarily indicative of the Company’s future results of operations or financial condition and does not reflect all actions that have been or may be taken by the Company following the Divestiture.

The accompanying unaudited pro forma condensed consolidated financial information should be read in conjunction with the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 10-K”).

TherapeuticsMD, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2021

(In thousands except per share amounts)

	Historical	Pro Forma
	Financial	Adjustment
	Statements	Related to
	as Reported	Divestiture		Pro Forma
Assets:
Current assets:
Cash	$65,122	129,382	(a)	$74,504
		(120,000)	(b)
Restricted cash	—	11,250	(c)	11,250
Accounts receivable, net of allowance for credit losses	36,176	(157)	(d)	36,019
Inventory	7,622			7,622
Prepaid and other current assets	10,548	(16)	(d)	10,532
Total current assets	119,468			139,927
Fixed assets, net	1,199	(157)	(d)	1,042
License rights and other intangible assets, net	40,318	(36)	(d)	40,282
Right of use assets	8,234			8,234
Other non-current assets	253			253
Total assets	$169,472			$189,738
Liabilities and stockholders' (deficit) equity:
Current liabilities:
Current maturities of debt	$188,269	(120,000)	(b)	$68,269
Accounts payable	20,318	(662)	(d)	19,656
Accrued expenses and other current liabilities	44,304	(1,436)	(d)	42,868
Total current liabilities	252,891			130,793
Operating lease liabilities, non-current	8,063			8,063
Other non-current liabilities	2,139			2,139
Total liabilities	263,093			140,995
Commitments and contingencies
Total stockholders' (deficit) equity	(93,621)	142,364	(e)	48,743
Total liabilities and stockholders' (deficit) equity	$169,472			$189,738

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

TherapeuticsMD, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2021

(In thousands, except per share amounts)

	Historical	Pro Forma
	Financial	Adjustment
	Statements	Related to
	as Reported	Divestiture		Pro Forma
Revenue:
Product revenue, net	$85,780	(875)	(f)	$84,905
License revenue	1,171			1,171
Total revenue, net	86,951			86,076
Cost of goods sold	18,838			18,838
Gross profit	68,113			67,238
Operating expenses:
Selling and marketing	108,195	(8,116)	(f)	107,906
		7,827	(g)
General and administrative	92,602	(14,141)	(f)	78,461
Research and development	7,086			7,086
Total operating expenses	207,883			193,453
Loss from operations	(139,770)			(126,215)
Other (expense) income:
Interest expense and other financing costs	(32,917)	12,540	(h)	(20,377)
Other income, net	272	142,364	(e)	142,636
Total other (expense) income	(32,645)			122,259
Loss before income taxes	(172,415)			(3,956)
Provision for income taxes	—			—
Net loss	$(172,415)			$(3,956)
Loss per common share, basic and diluted	$(0.43)			$(0.01)
Weighted average common shares, basic and diluted	397,992			397,992

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

TherapeuticsMD, Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information is based on the Company’s historical consolidated financial statements as adjusted to give effect to the transaction accounting adjustments in accordance with GAAP to reflect the Divestiture.

The Divestiture does not meet the criteria requiring discontinued operations presentation in accordance with U.S. GAAP. The Divestiture is considered a disposition of a significant business under Item 2.01 of Form 8-K. As a result, the Company prepared the unaudited pro forma condensed consolidated financial statements included herein, which were prepared in accordance with Article 11 of Regulation S-X and are based on historical financial information of the Company. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (i) directly attributable to the Divestiture and (ii) factually supportable. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted from this report, as is permitted by such rules and regulations.

The accompanying unaudited pro forma condensed consolidated financial information includes pro forma adjustments that are directly attributable to the Divestiture and are factually supportable. Pro forma adjustments are presented for informational purposes only and are described in the accompanying notes based on information and assumptions currently available at the time of the filing of the Current Report on Form 8-K with which unaudited pro forma condensed consolidated financial information is included as an exhibit. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been had the Divestiture been completed on the dates indicated below. In addition, it is not necessarily indicative of the Company’s future results of operations or financial condition and does not reflect all actions that have been or may be taken by the Company following the Divestiture.

The accompanying unaudited pro forma condensed consolidated financial statements are based on the audited consolidated financial statements and accompanying notes included in the 2021 10-K . The unaudited pro forma condensed consolidated balance sheet as of December 31, 2021 gives effect to the Divestiture as if it had occurred on December 31, 2021. The unaudited pro forma condensed consolidated statement of operations for year ended December 31, 2021 gives effect to the Divestiture as if it had occurred on January 1, 2021.

2.	Pro Forma Adjustments
(a)	Adjustment reflects the estimated proceeds received, net of estimated transaction expenses of $8.3 million, certain escrow and working capital adjustments.
(b)	Adjustment reflects the use of cash proceeds to repay part of the Company’s borrowings under the Financing Agreement.
(c)

Adjustment reflects certain escrow funds netted from cash proceeds at closing and deposited into a restricted cash account held by a third-party financial institution. The escrow funds will be available to indemnify GoodRx pursuant to and in accordance with the terms of the Purchase Agreement.

(d)	Adjustment reflects the removal of the historical assets and liabilities of vitaCare.
(e)	Adjustment reflects the estimated gain attributable to the Divestiture.
(f)	Adjustment reflects the removal of the historical operations of vitaCare.
(g)	Adjustment reflects estimated service fees that would have been payable by the Company for certain pharmacy services performed by vitaCare if performed subsequent to the Divestiture.
(h)	Adjustment reflects the estimated decrease to interest expense from the partial repayment of the Company’s borrowings under the Financing Agreement.

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